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                             VORNADO LENDING, L.L.C.
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663

                                                   March 13, 2000

ALEXANDER'S, INC.
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

         Re: Mortgage Loans (the "Vornado Loans") in the aggregate amount of $95,000,000 from Vornado Lending, L.L.C. to Alexander's, Inc. ("Alexander's")

To Whom It May Concern:

         Reference is made to the property located at 2501-2511 Grand Concourse, Bronx, New York and the parking lot located at 2519-2525 Creston Avenue, Bronx, New York (collectively, the "Fordham Road Property").

         Reference is further made to the first mortgage loan on the Fordham Property in the original principal amount of $25,000,000 (the "Greyrock Loan") made by Greyrock Capital Group, Inc., now known as Banc of America Commercial Finance Corporation.

         This will confirm that (a) the Vornado Loans are being extended for one year at an interest rate of 15.72% (the one-year treasury bill rate plus 9.48%) and (b) the following will be included in the loan documentation for such one-year extension: Eliminate as an event of default under the Vornado Loans, a default under the Greyrock Loan for the one year extension. Vornado and Alexander's will enter into formal amendments and extensions of the loan documents reflecting the foregoing.

                                  Very truly yours,

                                  VORNADO LENDING, L.L.C.


                                      By: /s/ Irwin Goldberg
                                         -----------------------------------
                                           Name:  Irwin Goldberg
                                           Title: Authorized Signatory

AGREED TO AND ACKNOWLEDGED:

ALEXANDER'S, INC.


By:    /s/ Joseph Macnow
    -----------------------------------
     Name:  Joseph Macnow
     Title:  Authorized Signatory